Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Westbury Bancorp, Inc. (the “Company”) on Form 10-Q for the period ended December 31, 2016 as filed with the Securities and Exchange Commission (the “Report”), the undersigned, Greg J. Remus, Chief Executive Officer of the Company, and Kirk J. Emerich, Executive Vice President and Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Greg J. Remus
Date: January 24, 2017
Greg J. Remus
President and Chief Executive Officer

/s/ Kirk J. Emerich
Date: January 24, 2017
Kirk J. Emerich
Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Westbury Bancorp, Inc. and will be retained by Westbury Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request. This certification is made solely for purposes of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.